BancFirst Corporation Reports Second Quarter Earnings

OKLAHOMA CITY, July 20, 2017 /PRNewswire/ -- BancFirst Corporation (NASDAQ GS:BANF) reported net income of $23.2 million, or $1.42 diluted earnings per share, for the second quarter of 2017 compared to net income of $17.5 million, or $1.10 diluted earnings per share, for the second quarter of 2016. A lower effective tax rate and the resolution of a problem loan during the second quarter of 2017 added 7 cents per share. Net income for the six months ended June 30, 2017 was $45.2 million, or $2.78 per share, compared to $34.1 million, or $2.15 per share, for the first half of 2016. Net income for the first half of 2017 included the effects of favorable resolutions of three problem loans which resulted in principal recovery of $894,000 and unaccrued interest income of $2.7 million.

The Company's net interest income for the second quarter of 2017 increased to $56.4 million compared to $50.9 million for the second quarter of 2016. The net interest margin for the quarter was 3.43% compared to 3.28% a year ago. The increase in margin was primarily due to the increase in the federal funds rate and the favorable resolution of an acquired loan, which added 2 basis points. The provision for loan losses for the second quarter of 2017 decreased to $1.8 million compared to $2.8 million a year ago. The decrease in the provision was due in part to an unusually high provision for a few commercial loans in the prior year. Net charge-offs were stable at 0.02% of average loans for the second quarter of both 2017 and 2016. Noninterest income for the quarter totaled $28.0 million, compared to $26.1 million last year. Noninterest expense for the quarter totaled $49.0 million compared to $47.7 million last year. The increase in noninterest expense was due to salary increases in 2017. The Company's effective tax rate was 31.1% compared to 33.7% for the second quarter of 2016 adding approximately $875,000 to net income. The decrease in the effective tax rate was due to a change in accounting standards related to stock based compensation.

At June 30, 2017, the Company's total assets were largely unchanged at $7.0 billion, $27.6 million above the December 31, 2016 total. Securities of $451.4 million were down slightly from December 31, 2016. Loans totaled $4.6 billion, an increase of $177.9 million over December 31, 2016. Deposits were flat totaling $6.2 billion at both June 30, 2017 and December 31, 2016. The Company's total stockholders' equity was $748.5 million, an increase of $37.4 million over December 31, 2016.

Asset quality remained strong during the second quarter of 2017. Nonperforming and restructured assets fell to 0.42% of total assets at June 30, 2017 compared to 0.56% at December 31, 2016. The decrease in nonperforming and restructured assets was largely due to the resolution of the aforementioned problem loans during the first half of 2017. The allowance to total loans was 1.07% compared to 1.10% at year-end 2016. The allowance to nonperforming and restructured loans was 193.1% compared to 137.3% at year-end 2016.

Executive Chairman David Rainbolt commented, "With our strong core community deposits we obviously benefit from Fed rate changes. Our task now is to grow earning assets in a modest economic environment."

On May 31, 2017, the Company announced that its Board of Directors approved a two-for-one stock split of the Company's outstanding shares of common stock. The stock will be payable in the form of a dividend on or about July 31, 2017 to shareholders of record of the outstanding common stock as of the close of business record date of July 17, 2017. Stockholders will receive one additional share for each share held on that date. This represents the second stock split for BancFirst since going public.

BancFirst Corporation is an Oklahoma based financial services holding company. The Company's principal subsidiary bank, BancFirst, is Oklahoma's largest state-chartered bank with 100 banking locations serving 53 communities across Oklahoma. More information can be found at www.bancfirst.bank.

The Company may make forward-looking statements within the meaning of Section 27A of the securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934 with respect to earnings, credit quality, corporate objectives, interest rates and other financial and business matters. Forward-looking statements include estimates and give management's current expectations or forecasts of future events. The Company cautions readers that these forward-looking statements are subject to numerous assumptions, risks and uncertainties, including economic conditions, the performance of financial markets and interest rates; legislative and regulatory actions and reforms; competition; as well as other factors, all of which change over time. Actual results may differ materially from forward-looking statements.

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2017	2017	2016	2016	2016
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Condensed Income Statements:
Net interest income	$ 56,439	$ 54,768	$ 51,553	$ 51,431	$ 50,868
Provision for loan losses	1,841	72	1,672	2,940	2,804
Non-interest income:
Trust revenue	2,894	2,952	2,878	2,685	2,602
Service charges on deposits	16,448	15,778	16,005	16,033	15,485
Securities transactions	(330)	---	52	(146)	(65)
Income from sales of loans	816	632	705	863	695
Insurance commissions	3,728	4,563	3,797	4,372	3,255
Cash management	2,799	2,754	2,713	2,853	2,732
Other	1,628	1,406	1,281	1,267	1,353
Total noninterest income	27,983	28,085	27,431	27,927	26,057

Non-interest expense:
Salaries and employee benefits	31,547	30,654	29,706	30,591	30,008
Occupancy expense, net	2,992	2,974	3,198	3,217	3,071
Depreciation	2,392	2,420	2,461	2,556	2,567
Amortization of intangible assets	547	547	548	560	580
Data processing services	1,097	1,195	1,229	1,178	1,174
Net expense from other real estate owned	202	50	197	162	35
Marketing and business promotion	1,559	2,215	1,978	1,779	1,624
Deposit insurance	542	588	569	641	855
Other	8,075	8,945	8,303	8,520	7,806
Total noninterest expense	48,953	49,588	48,189	49,204	47,720
Income before income taxes	33,628	33,193	29,123	27,214	26,401
Income tax expense	10,446	11,143	10,503	9,232	8,908
Net income	$ 23,182	$ 22,050	$ 18,620	$ 17,982	$ 17,493
Per Common Share Data:
Net income-basic	$ 1.46	$ 1.39	$ 1.19	$ 1.15	$ 1.12
Net income-diluted	1.42	1.36	1.16	1.13	1.10
Cash dividends declared	0.38	0.38	0.38	0.38	0.36
Common shares outstanding	15,909,219	15,891,276	15,810,935	15,695,083	15,560,271
Average common shares outstanding -
Basic	15,903,805	15,864,807	15,743,770	15,631,094	15,549,811
Diluted	16,261,688	16,237,998	16,046,061	15,922,209	15,842,485
Performance Ratios:
Return on average assets	1.31%	1.27%	1.07%	1.06%	1.04%
Return on average equity	12.52	12.37	10.44	10.35	10.42
Net interest margin	3.43	3.39	3.19	3.27	3.28
Efficiency ratio	57.99	59.85	61.01	62.00	62.03

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	Six months ended June 30,
	2017	2016
Condensed Income Statements:
Net interest income	$ 111,207	$ 100,844
Provision for loan losses	1,913	6,907
Non-interest income:
Trust revenue	5,846	5,067
Service charges on deposits	32,226	30,195
Securities transactions	(330)	35
Income from sales of loans	1,448	1,257
Insurance commissions	8,291	7,390
Cash management	5,553	5,050
Other	3,034	2,680
Total noninterest income	56,068	51,674

Non-interest expense:
Salaries and employee benefits	62,201	59,365
Occupancy expense, net	5,966	5,898
Depreciation	4,812	5,097
Amortization of intangible assets	1,094	1,161
Data processing services	2,292	2,389
Net expense (income) from other real estate owned	252	(1,106)
Marketing and business promotion	3,774	3,479
Deposit insurance	1,130	1,694
Other	17,020	16,034
Total noninterest expense	98,541	94,011
Income before income taxes	66,821	51,600
Income tax expense	21,589	17,528
Net income	$ 45,232	$ 34,072
Per Common Share Data:
Net income-basic	$ 2.85	$ 2.19
Net income-diluted	2.78	2.15
Cash dividends declared	0.76	0.72
Common shares outstanding	15,909,219	15,560,271
Average common shares outstanding -
Basic	15,884,414	15,542,114
Diluted	16,249,995	15,830,677
Performance Ratios:
Return on average assets	1.29%	1.02%
Return on average stockholders' equity	12.44	10.23
Net interest margin	3.41	3.27
Efficiency ratio	58.91	61.64

BancFirst Corporation
Summary Financial Information
(Dollars in thousands, except per share and share data - Unaudited)

	2017	2017	2016	2016	2016
	2nd Qtr	1st Qtr	4th Qtr	3rd Qtr	2nd Qtr
Balance Sheet Data:

Total assets	$ 7,046,589	$ 7,189,637	$ 7,018,952	$ 6,783,537	$ 6,683,376
Interest-bearing deposits with banks	1,533,147	1,857,961	1,666,540	1,532,095	1,373,923
Securities	451,402	463,250	469,833	473,738	419,238
Total loans	4,587,454	4,398,529	4,409,550	4,317,512	4,337,063
Allowance for loan losses	(49,005)	(47,921)	(48,693)	(48,061)	(46,566)
Deposits	6,235,682	6,394,627	6,248,057	6,024,949	5,943,982
Stockholders' equity	748,462	729,873	711,094	693,731	676,830
Book value per common share	47.05	45.93	44.97	44.20	43.50
Tangible book value per common share	42.88	41.72	40.71	39.87	39.09
Balance Sheet Ratios:
Average loans to deposits	71.47%	70.13%	70.98%	71.77%	71.74%
Average earning assets to total assets	93.44	93.45	93.30	93.16	93.05
Average stockholders' equity to average assets	10.46	10.25	10.26	10.22	10.02
Asset Quality Data:
Past due loans	$ 2,217	$ 2,024	$ 1,962	$ 1,906	$ 2,695
Nonaccrual loans	19,607	23,694	31,798	31,014	30,063
Restructured loans	3,561	2,203	1,713	1,842	1,974
Total nonperforming and restructured loans	25,385	27,921	35,473	34,762	34,732
Other real estate owned and repossessed assets	4,211	4,404	3,866	4,339	4,469
Total nonperforming and restructured assets	29,596	32,325	39,339	39,101	39,201
Nonperforming and restructured loans to total loans	0.55%	0.63%	0.80%	0.81%	0.80%
Nonperforming and restructured assets to total assets	0.42	0.45	0.56	0.58	0.59
Allowance to total loans	1.07	1.09	1.10	1.11	1.07
Allowance to nonperforming and restructured loans	193.05	171.63	137.27	138.26	134.07
Net charge-offs to average loans	0.02	0.02	0.02	0.03	0.02

BancFirst Corporation
Consolidated Average Balance Sheets
And Interest Margin Analysis
Taxable Equivalent Basis
(Dollars in thousands - Unaudited)

	Three Months Ended			Six Months Ended
	June 30, 2017			June 30, 2017
		Interest	Average		Interest	Average
	Average	Income/	Yield/	Average	Income/	Yield/
	Balance	Expense	Rate	Balance	Expense	Rate
ASSETS
Earning assets:
Loans	$ 4,504,890	$ 54,980	4.90%	$ 4,453,087	$ 108,813	4.93%
Securities – taxable	426,396	1,906	1.79	430,772	3,667	1.72
Securities – tax exempt	32,135	275	3.44	32,710	562	3.46
Interest bearing deposits with banks	1,676,871	4,426	1.06	1,700,677	7,866	0.93
Total earning assets	6,640,292	61,587	3.72	6,617,246	120,908	3.68

Nonearning assets:
Cash and due from banks	175,372			174,356
Interest receivable and other assets	338,798			337,963
Allowance for loan losses	(48,285)			(48,368)
Total nonearning assets	465,885			463,951
Total assets	$ 7,106,177			$ 7,081,197

LIABILITIES AND
STOCKHOLDERS' EQUITY
Interest bearing liabilities:
Transaction deposits	$ 793,265	$ 213	0.11%	$ 794,497	$ 424	0.11%
Savings deposits	2,272,227	2,778	0.49	2,268,095	5,075	0.45
Time deposits	681,797	1,309	0.77	683,675	2,526	0.75
Short-term borrowings	1,582	4	0.91	1,725	7	0.87
Junior subordinated debentures	31,959	530	6.65	31,959	1,057	6.67
Total interest bearing liabilities	3,780,830	4,834	0.51	3,779,951	9,089	0.48

Interest free funds:
Noninterest bearing deposits	2,556,003			2,543,015
Interest payable and other liabilities	26,383			25,137
Stockholders' equity	742,961			733,094
Total interest free funds	3,325,347			3,301,246
Total liabilities and stockholders' equity	$ 7,106,177			$ 7,081,197
Net interest income		$ 56,753			$ 111,819
Net interest spread			3.21%			3.20%
Effect of interest free funds			0.22%			0.21%
Net interest margin			3.43%			3.41%

CONTACT: Kevin Lawrence, Chief Financial Officer at (405) 270-1003 or David Rainbolt, Executive Chairman at (405) 270-1002.